Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

      We consent to the use in this Amendment No.1 to Registration Statement No. 333-69712 of Circuit Research Labs, Inc. of our report dated November 15, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
November 8, 2001